UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 13, 2021

XPERI HOLDING CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware	001-39304	84-4734590
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices, including Zip Code)

(408) 321-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	XPER	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2021, Xperi Holding Corporation (the “Company”) and Mr. Michael Hawkey, General Manager of TiVo, agreed that his employment with the Company will end on January 31, 2021 in connection with an internal reorganization of the TiVo product and engineering team.  In connection with the termination of his employment, the Company has agreed to provide Mr. Hawkey certain severance benefits under his severance agreement dated September 29, 2020 as previously disclosed in a Form 8-K filed on October 3, 2020.  In addition, consistent with the severance benefits paid to other TiVo executive officers who departed following the consummation of the merger between Xperi Corporation and TiVo on June 1, 2020 (the “Merger”), the Compensation Committee of the Board of Directors of the Company approved the accelerated vesting of all restricted stock unit awards held by Mr. Hawkey that were granted by TiVo Corporation and assumed by the Company in connection with the Merger.  Moreover, Mr. Hawkey will receive a cash bonus for the achievement of certain performance objectives in 2020 pursuant to the bonus plan previously approved by the Compensation Committee. The 2020 bonus amount is subject to the determination by the Company’s Compensation Committee of the achievement of the performance objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2021	Xperi HOLDING corporation

	By:	/s/ Robert Andersen
	Name:	Robert Andersen

	Title:	Chief Financial Officer